UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2016, as further discussed under Item 2.03 below, Iconix Brand Group, Inc. (the “Company”) entered into a $300 million senior secured term loan, which is scheduled to mature on March 7, 2021. The information in Item 2.03 below is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference in this Item 2.03.

As disclosed above, on March 7, 2016, the Company entered into a credit agreement (the “Credit Agreement”), among IBG Borrower LLC, the Company’s wholly-owned direct subsidiary, as borrower (“IBG Borrower”), the Company and certain wholly-owned subsidiaries of IBG Borrower, as guarantors (the “Guarantors”), Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Cortland”) and the lenders party thereto from time to time (the “Lenders”), including CF ICX LLC and Fortress Credit Co LLC (“Fortress”). Pursuant to the Credit Agreement, the Lenders are providing to IBG Borrower a senior secured term loan (the “Senior Secured Term Loan”), scheduled to mature on March 7, 2021, in an aggregate principal amount of $300 million and bearing interest at LIBOR (with a floor of 1.50%) plus an applicable margin of 10% per annum (the “Interest Rate”).

The net cash proceeds of the Senior Secured Term Loan, which are expected to be approximately $267 million (after deducting financing, investment banking and legal fees), will, pursuant to the terms of the Credit Agreement, be deposited by the Lenders into an escrow account on the closing date. IBG Borrower must deposit into the escrow account certain additional funds, so that the total amount of cash on deposit in the escrow account is sufficient to pay all outstanding obligations, plus accrued interest, under the Company’s 2.50% convertible senior subordinated notes due June 2016 and issued pursuant to that certain Indenture, dated as of May 23, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (“Bank of New York Mellon”), as trustee (the “2016 Convertible Notes”). The funds in the escrow account must then be used to repay the 2016 Convertible Notes on or before their maturity, with any remaining funds going toward general corporate purposes permitted under the terms of the Credit Agreement.

Borrowings under the Senior Secured Term Loan will amortize yearly at 5% of principal as long as the applicable asset coverage ratio, as defined in the Credit Agreement, remains greater than or equal to 1.65:1.00 as of the end of each fiscal quarter and IBG Borrower timely delivers a compliance certificate to Cortland after each fiscal quarter. If IBG Borrower’s asset coverage ratio measured as of the end of a certain fiscal quarter is 1.20:1.00 or greater but less than 1.45:1.00, or 1.45:1.00 or greater but less than 1.65:1.00, IBG Borrower will be obligated to pay during the subsequent quarter amortization at 25% per annum, or 15% per annum, respectively. IBG Borrower will also pay amortization at 25% per annum if it fails to timely deliver a compliance certificate to Cortland after each fiscal quarter.

IBG Borrower’s obligations under the Senior Secured Term Loan will be guaranteed jointly and severally by the Company and the other Guarantors pursuant to a separate facility guaranty. IBG Borrower’s and the Guarantors’ obligations under the Senior Secured Term Loan will be secured by first priority liens on and security interests in substantially all assets of IBG Borrower, the Company and the other Guarantors and a pledge of substantially all equity interests of the Company’s subsidiaries (subject to certain limits including with respect to foreign subsidiaries) owned by the Company, IBG Borrower or any other Guarantor. However, the security interests will not cover certain intellectual property and licenses associated with the exploitation of the Company’s Umbro® brand in Greater China, those owned, directly or indirectly by the Company’s subsidiary Iconix Luxembourg Holdings SÀRL or those subject to the Company’s securitization facility. In addition, the pledges exclude certain equity interests of Complex Media, Inc., Marcy Media Holdings, LLC, and the subsidiaries of Iconix China Holdings Limited.

In connection with the Credit Agreement, IBG Borrower, the Company and the other Guarantors have made customary representations and warranties. In addition to adhering with certain customary affirmative covenants, IBG Borrower must establish a lock-box account, and IBG Borrower, the Company and the other

Guarantors must enter into account control agreements on certain deposit accounts. The Credit Agreement also mandates that IBG Borrower, the Company and the other Guarantors maintain and allow appraisals of their intellectual property, perform under the terms of certain licenses and other agreements scheduled in the Credit Agreement and report significant changes to or terminations of licenses generating guaranteed minimum royalties of more than $5 million. IBG Borrower must satisfy a minimum asset coverage ratio of 1.25:1.00 and maintain a leverage ratio of no greater than 4.50:1.00.

In addition, the Credit Agreement contains customary negative covenants and events of default. The Credit Agreement limits the ability of IBG Borrower, the Company and the other Guarantors, with respect to themselves, their subsidiaries and certain joint ventures, from, among other things, incurring and prepaying certain indebtedness, granting liens on certain assets, consummating certain types of acquisitions, making fundamental changes (including mergers and consolidations), engaging in substantially different lines of business than those in which they are currently engaged, making restricted payments and amending or terminating certain licenses scheduled in the Credit Agreement. Such restrictions, failure to comply with which may result in an event of default under the terms of the Credit Agreement, are subject to certain customary and specifically negotiated exceptions, as set forth in the Credit Agreement.

If an event of default occurs, in addition to the Interest Rate increasing by an additional 3% per annum Cortland shall, at the request of Lenders holding more than 50% of the then-outstanding principal of the Senior Secured Term Loan, declare payable all unpaid principal and accrued interest and take action to enforce payment in favor of the Lenders. An event of default includes, among other events, a change of control by which a person or group becomes the beneficial owner of 35% of the voting stock of the Company or IBG Borrower or a majority of the board of the Company or IBG Borrower changes during a set period. Subject to the terms of the Credit Agreement, both voluntary and mandatory prepayments will trigger a make whole premium plus 3% of the aggregate principal amount during the first two years of the loan, and will carry a premium of 3% of the aggregate principal amount during the third year of the loan and 1% during the fourth year of the loan, with no premiums payable in subsequent periods.

This brief description of the material terms of the Credit Agreement is qualified in its entirety by reference to the provisions of the Credit Agreement attached to this report as Exhibit 10.1, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On March 7, 2016, the Company issued a press release announcing the consummation of the transactions described in Items 1.01 and 2.03, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of March 7, 2016, between IBG Borrower LLC, as the borrower (“IBG Borrower”), Iconix Brand Group, Inc. and certain of IBG Borrower’s wholly-owned subsidiaries, as guarantors, Cortland Capital Market Services LLC, as administrative agent and collateral agent and the lenders party thereto from time to time, including CF ICX LLC and Fortress Credit Co LLC.

10.2	Facility Guaranty, dated as of March 7, 2016, between Iconix Brand Group, Inc. and certain wholly-owned subsidiaries of IBG Borrower LLC, as guarantors and Cortland Capital Market Services LLC, as administrative agent and collateral agent.

10.3	Security Agreement, dated March 7, 2016, between Iconix Brand Group, Inc., IBG Borrower LLC and certain of its wholly-owned subsidiaries, as Grantors, and Cortland Capital Market Services LLC, as Collateral Agent.

99.1	Press release titled “Iconix Brand Group Announces $300 Million Term Loan,” dated March 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ David K. Jones
Name:	David K. Jones
Title:	Executive Vice President and Chief Financial Officer

Date: March 8, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 7, 2016, between IBG Borrower LLC, as the borrower (“IBG Borrower”), Iconix Brand Group, Inc. and certain of IBG Borrower’s wholly-owned subsidiaries, as guarantors, Cortland Capital Market Services LLC, as administrative agent and collateral agent and the lenders party thereto from time to time, including CF ICX LLC and Fortress Credit Co LLC.

10.2	Facility Guaranty, dated as of March 7, 2016, between Iconix Brand Group, Inc. and certain wholly-owned subsidiaries of IBG Borrower LLC, as guarantors and Cortland Capital Market Services LLC, as administrative agent and collateral agent.

10.3	Security Agreement, dated as of March 7, 2016, between Iconix Brand Group, Inc., IBG Borrower LLC and certain of its wholly-owned subsidiaries, as Grantors, and Cortland Capital Market Services LLC, as Collateral Agent.

99.1	Press release titled “Iconix Brand Group Announces $300 Million Term Loan,” dated March 7, 2016.